SECOND AMENDMENT TO PARTICIPATION AGREEMENT

     THIS AGREEMENT is made by and among Security Life of Denver Insurance Company, a life insurance company organized under the laws of the State of Colorado ("Insurance Company"), INVESCO Variable Investment Funds, Inc., a Maryland corporation (the "Company"), and INVESCO Funds Group, Inc., a Delaware corporation ("INVESCO") (collectively, the "Parties).

     WHEREAS, the Parties executed a participation agreement dated August 26, 1994 (the "Participation Agreement"), governing how shares of the Company's portfolios are to be made available to certain variable life insurance and/or variable annuity contracts (the "Contracts") offered by the Insurance Company through certain separate accounts (the "Separate Accounts");

     WHEREAS, the various Contracts for which shares are purchased are listed in Schedule B of the Participation Agreement;

     WHEREAS, the Parties have agreed that it is in their interests to add two additional Contracts funded by the Separate Accounts,*

     NOW THEREFORE, in consideration of their mutual promises, the Insurance Company, the Company and INVESCO agree as follows:

1. The Participation Agreement is hereby amended by substituting for the original Schedule B an amended Schedule B in the form attached hereto which adds the Strategic Advantage 11 Variable Universal Life policy and FirstLine II Variable Universal Life Policy to the list of Contracts funded by the Separate Accounts.

Executed this 1st day of June, 1998.

ATTEST:                  INVESCO Variable Investment Funds, Inc.

                         BY:/s/ Ronald L. Grooms
                            -------------------------------------
                                Ronald L. Grooms

ATTEST:                  Security Life of Denver Insurance Company

                         BY:/s/ Carol D. Hard
                            -------------------------------------
                                Carol D. Hard

ATTEST:                  INVESCO Funds Group, Inc.

                         BY:/s/ Ronald L. Grooms
                            -------------------------------------
                                Ronald L. Grooms

                                 SCHEDULE B

                                 Contracts

1. The Exchequer Variable Annuity  (Flexible Premium Deferred Combination Fixed
                                    and Variable Annuity Contract)

2. First Line                      (Flexible Premium Variable Life Insurance
                                    Policy)

3. Strategic Advantage Variable     (Flexible Premium Variable Universal Life
                                     Insurance Policy) Universal Life

4. FirstLine 11 Variable Universal  (Flexible Premium Variable Universal Life
      Life                           Insurance Policy)

5. Strategic Advantage 11 Variable
      Universal Life                (Flexible Premium Variable Universal Life
                                     Insurance Policy)